UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

Blackstone Secured Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	BSXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.

On May 24, 2022, Blackstone Alternative Credit Advisors LP (“Blackstone Credit”) announced that Abby Miller has been appointed as the Chief Accounting Officer and Treasurer of Blackstone Secured Lending Fund (the “Fund”). The board of trustees of the Fund approved Ms. Miller’s appointment on May 2, 2022 for a term commencing May 23, 2022.

Ms. Miller, born 1983, most recently served as Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation. Prior to joining BlackRock in 2017, Ms. Miller was Executive Director, Accounting Policy and Quality Assurance at Rabobank, North America Region and previously served as Assistant Controller of Rabobank’s North America Wholesale Business. She has held various controllership roles at financial services institutions including Fortress Investment Group and MUFG Americas, having started her career as an auditor at EY. Ms. Miller earned a bachelor’s degree in accounting and finance from Binghamton University’s School of Management.

Ms. Miller’s appointment coincides with the end of the interim term of service of David Goldberg, as contemplated pursuant to his initial appointment. The Fund is grateful to Mr. Goldberg for his dedicated service to the Fund.

A copy of Blackstone Credit’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Blackstone Alternative Credit Advisors LP, dated May 24, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2022	BLACKSTONE SECURED LENDING FUND

	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary